Exhibit 1



                                                   Ehrhardt
                                        EKS&H      Keefe
                                                   Steiner &
                                                   Hottman P.C.

                                                   Certified Public Accountants
                                                   and Consultants



                                 July 25, 2003


Securities and Exchange Commission
450 5th Street, N.W.
Washington D.C. 20549

Dear Sir/Madam

We have reviewed Item 4 as it relates to Ehrhardt Keefe Steiner & Hottman PC contained within Form 8-K of Telemetrix, Inc. dated March 5, 2003, to be filed with the Securities and Exchange Commission, which was forwarded to us on July 16, 2003. We agree with the comments contained therein.


                                        Very truly yours,



                                        /s/  Ehrhardt Keefe Steiner & Hottman PC


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